UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2022

Advantage Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38990	83-4629508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15310 Barranca Parkway, Suite 10 Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 797-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ADV	The NASDAQ Stock Market LLC

Warrants to purchase Class A common stock	ADVWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On December 2, 2022 (the “ABL Amendment Effective Date”), Advantage Sales & Marketing Inc. (the “Borrower”), an indirect wholly-owned subsidiary of Advantage Solutions Inc. (the “Company”), together with Karman Intermediate Corp., a Delaware corporation (“Holdings”) and certain of the Borrower’s subsidiaries, entered into the Second Amendment to ABL Revolving Credit Agreement (the “ABL Amendment”), which amends the ABL Revolving Credit Agreement, dated as of October 28, 2020 (as amended, restated, supplemented, extended or otherwise modified prior to the ABL Amendment Effective Date, the “ABL Agreement”; the ABL Agreement, as amended by the ABL Amendment, the “Amended ABL Agreement”), by and among the Borrower, Holdings, the lenders from time to time party thereto and Bank of America, N.A. (“Bank of America”), as administrative agent, and the other parties thereto.

The ABL Amendment was entered into by the Borrower to amend certain terms and provisions of the ABL Agreement, including, among other things:

(i) increasing the aggregate amount of maximum revolving commitments available from $400 million to $500 million;

(ii) replacing the Eurocurrency Rate interest rate metric with a metric based on Term SOFR (as defined in the Amended ABL Agreement), whereby applicable borrowings in United States dollars will bear interest at a floating rate based on Term SOFR plus an applicable margin;

(iii) reducing each applicable interest rate pricing tier based on the Average Historical Excess Availability (as defined in the Amended ABL Agreement) with respect to Term SOFR borrowings, Alternative Currency borrowings, base rate borrowings and Canadian Prime Rate borrowings, in each case for each pricing tier by 0.25% per annum; and

(iv) extending the scheduled maturity date of the borrowings to December 2, 2027.

The foregoing description of the ABL Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the ABL Amendment, which is filed as Exhibit 10.1 hereto.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion in Item 1.01 is incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure

On December 6, 2022, the Company publicly disclosed an investor presentation on the Investor Relations section of its website (https://ir.advantagesolutions.net/). A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information being furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1†	Second Amendment to ABL Revolving Credit Agreement, dated as of December 2, 2022, by and among the Borrower, Holdings, the guarantors party thereto, the lenders party thereto, the other parties party thereto and Bank of America, as administrative agent.
99.1	Advantage Solutions Inc. Investor Presentation December 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2022

ADVANTAGE SOLUTIONS INC.

By:	/s/	Brian Stevens
Brian Stevens
Chief Financial Officer and
Chief Operating Officer